UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2019

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TTNP	Nasdaq Capital Market

Item 1.01. Entry into Material Definitive Agreement

On August 7, 2019, Titan Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single accredited institutional investor (the “Purchaser”) pursuant to which the Company shall issue to the Purchaser, in a registered direct offering and concurrent private placement, 1,480,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), 1,372,314 pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) with an exercise price of $0.01 per share, which such Pre-Funded Warrants are to be issued in lieu of Shares to ensure that the Purchaser does not exceed certain beneficial ownership limitations, and warrants to purchase 2,852,314 shares of Common Stock (the “Placement Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”) with an exercise price of $1.07 per share. The negotiated combined purchase price for one Share and one Placement Warrant will be $0.75 and the combined purchase price for one Pre-Funded Warrant and one Placement Warrant will be $0.74. The Company expects to receive aggregate gross proceeds in the offering of approximately $2.1 million, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The Shares and Pre-Funded Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-230742), which was declared effective on April 24, 2019 (the “Registration Statement”). The Placement Warrants and the shares of Common Stock issuable upon exercise of the Placement Warrants (the “Placement Warrant Shares”) are being issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Placement Warrants will be exercisable commencing six months from the date of issuance and will expire five years following the initial exercise date.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 30-day period following the closing, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions, and will not file any registration statements. The Company also granted to the Purchaser a participation right in future financings for a period of two years following the closing in an amount up to 50% of the offering amount in such future financing.

The exercise price of the Warrants and the shares of the Common Stock issuable upon the exercise thereof will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Company has agreed to file a registration statement to register the resale of the Placement Warrant Shares within 120 days of the date of the Purchase Agreement and to obtain effectiveness of such registration statement within 181 days following the closing of the offering, subject to certain exceptions. The Purchaser has agreed not to resell or distribute the Placement Warrants or the Placement Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption thereto.

Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the offering. A copy of the Placement Agency Agreement, dated as of August 7, 2019, by and between the Company and the Placement Agent is attached hereto as Exhibit 10.2 and incorporated herein by reference (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 7% of the gross proceeds paid to the Company for the securities sold in the offering and reimbursement of certain out-of-pocket expenses.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants and the Placement Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

Please see the disclosure regarding the Placement Warrants and the Placement Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 8.01. Other Events

On August 7, 2019, the Company issued a press release regarding the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Warrant
5.1	Opinion of Loeb & Loeb LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2019	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
	Name:	Sunil Bhonsle
	Title:	President and Chief Executive Officer

4